UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------




                                    FORM 8-K


                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                 August 29, 2002
                Date of Report (Date of Earliest Event Reported)


                              ePHONE Telecom, Inc.
             (Exact name of registrant as specified in its charter)

                              1145 Herndon Parkway
                                    Suite 100
                             Herndon, Virginia 20170
               (Address of principal executive offices (zip code))

                                  (703)787-7000
              (Registrant's telephone number, including area code)



Florida                          0-27669                 98-0204749
(State of                     (Commission              (IRS Employer
incorporation)                File Number)            Identification No.)

Item 5.  Other Events

     In an August 27, 2002 award (received by the Company on September 3, 2002), the American Arbitration Association ("AAA") rejected the Company's claim against Comdial Corporation (and its subsidiary Array Telecom Corporation) for rescission relating to a license agreement between the Company, Array and Comdial.

Before the arbitration began, Comdial and Array terminated the license agreement and the Company returned all of Array's products. Nevertheless, the AAA ordered the Company to pay Comdial $1,730,903.13 within 30 days, an amount equal to the present value of all royalties that would have been payable by the Company over the life of the license agreement had it not been terminated. In addition, the AAA ordered that the Company shall bear all of the administrative fees and expenses of the AAA, and the compensation of the arbitrators who presided over the arbitration, collectively totaling $106,707.68 of which a balance of $38,191.43 is due. The Company intends to seek clarification from the AAA of its ruling and to request reconsideration and modification of the award.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.

9.1      Arbitration Award
9.2      Press Release



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            EPHONE TELECOM, INC.,
                                            A Florida Corporation



Date: September 6, 2002             By :    /s/ Carmine Taglialatela Jr.
                                            ----------------------------
                                           Carmine Taglialatela Jr.,
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.                         Description

99.1     Arbitration Award
99.2     Press Release